UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 26, 2016

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4221	73-0679879
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1437 South Boulder Avenue, Suite 1400

Tulsa, Oklahoma 74119

(Address of principal executive offices)

(918) 742-5531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2016, after 24 years of distinguished service as Director and Chairman of the Nominating and Corporate Governance Committee, Mr. William L. Armstrong informed Helmerich & Payne, Inc. (the “Company”) of his decision to retire for health reasons from the Company’s Board.  The effective date of the retirement was May 26, 2016.

Item 8.01.                                        Other Events.

The Directors of the Company, at a Board of Directors meeting held on June 1, 2016, declared a quarterly cash dividend of $0.70 per share on its common stock, payable September 1, 2016, to stockholders of record at the close of business August 15, 2016. This $0.70 quarterly dividend represents a $0.0125 increase from the $0.6875 dividend paid in the previous quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2016	HELMERICH & PAYNE, INC.

	By:	/S/ Jonathan M. Cinocca
		Name:	Jonathan M. Cinocca
		Title:	Corporate Secretary